UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): June 26, 2024

ESSENT GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36157	Not Applicable
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM11, Bermuda
(Address of Principal Executive Offices and Zip Code)

(441) 297-9901

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.015 par value	ESNT	New York Stock Exchange

Item 8.01 Other Events

Senior Notes Offering

On July 1, 2024, Essent Group Ltd. (the “Company”) completed its previously announced underwritten public offering of $500 million principal amount of 6.250% Senior Notes due 2029 (the “Notes,” and the offering, the “Offering”). The Notes were issued and sold pursuant to an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and BofA Securities, Inc., acting as representatives of the underwriters named therein (the “Underwriters”).

In connection with the closing of the Offering, the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) entered into an Indenture, dated as of July 1, 2024 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of July 1, 2024 (the “Supplemental Indenture,” and the Base Indenture as supplemented by the Supplemental Indenture, the “Indenture”) providing for the issuance of the Notes.

The Notes bear interest at a rate of 6.250% per annum from July 1, 2024. Interest on the Notes will be payable semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2025. The Notes will mature on July 1, 2029. At any time prior to June 1, 2029 (one month prior to the maturity date), the Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time, at a redemption price described in the Supplemental Indenture plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time and from time to time on or after June 1, 2029, the Company may redeem, at its option, in whole or in part, the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Indenture contains various covenants, including limitations on mergers, amalgamations and consolidations, restrictions as to the disposition of the stock of designated subsidiaries and limitations on liens on the stock of designated subsidiaries. The Indenture also contains customary event of default provisions.

The Notes were offered for sale pursuant to a prospectus and related prospectus supplement that constitute a part of the Company’s shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on Form S-3 on February 22, 2024 (File No. 333-277287) (the “Registration Statement”). The Notes were registered with the SEC pursuant to the Registration Statement. The material terms of the offer and sale of the Notes are described in the Company’s prospectus supplement dated June 26, 2024, as filed with the SEC on June 28, 2024, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, which supplements the Company’s prospectus contained in the Registration Statement.

The net proceeds from the sale of the Notes, after deducting the underwriting discounts and commissions and estimated offering expenses, were approximately $495.3 million. The Company used the net proceeds from the sale of the Notes to repay all of the borrowings outstanding under the term loan portion of the Existing Credit Agreement (as defined below), and intends to use the remaining net proceeds for general corporate purposes.

The foregoing descriptions of the Underwriting Agreement, the Indenture and the Notes are qualified in their entirety by reference to the Underwriting Agreement, which is filed herewith as Exhibit 1.1, the Base Indenture, which is filed herewith as Exhibit 4.1, and the First Supplemental Indenture (including the form of the Notes attached thereto), which is filed herewith as Exhibit 4.2, each incorporated by reference herein.

Revolving Credit Agreement

As previously disclosed in our Current Report on Form 8-K dated June 26, 2024, on June 26, 2024, the Company entered into a revolving facility refinancing agreement (the “Refinancing Agreement”) with Bank of America, N.A., as administrative agent under the Revolving Credit Agreement (as defined below), JP Morgan Chase Bank, N.A., as administrative agent under its Third Amended and Restated Credit Agreement, dated as of December 10, 2021 (as amended from time to time prior to the effectiveness of the Revolving Credit Agreement (as defined below), the “Existing Credit Agreement”) and certain other lenders party thereto. Under the Refinancing Agreement, the Refinancing Agreement Revolving Lenders (as defined therein) agreed to provide the Company with a five-year unsecured revolving credit facility of up to $500 million of senior unsecured revolving loans (the “Revolving Credit Facility”), which is intended to replace the Company’s existing senior secured credit facility (the “Existing Credit Facility”). The Revolving Credit Facility also provides for an aggregate principal amount of up to $250 million in uncommitted incremental revolving credit facilities that may be exercised at the Company’s option, so long as the Company receives sufficient commitments from the bank lenders. The availability of borrowings under the closing of the Revolving Credit Facility was subject to the satisfaction of certain closing conditions described in the Refinancing Agreement and the Revolving Credit Agreement, including the closing of the underwritten public offering of the Company’s Notes and the repayment of all of the borrowings outstanding under the term loan portion of its Existing Credit Facility.

On July 1, 2024, concurrently with the closing of the Offering of the Notes and the repayment of all of the borrowings outstanding under the term loan portion of its Existing Credit Agreement, the Fourth Amended and Restated Credit Agreement, a form of which is annexed to the Refinancing Agreement (the “Revolving Credit Agreement”), became effective and amends and restates the Existing Credit Agreement. The Refinancing Agreement Revolving Lenders (as defined in the Refinancing Agreement) are acting as revolving lenders under the Revolving Credit Agreement, and Bank of America, N.A. is acting as administrative agent.

The foregoing summaries of the Refinancing Agreement, the Revolving Credit Agreement and the Revolving Credit Facility do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of the Refinancing Agreement and Revolving Credit Agreement, which are attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 26, 2024 and as Annex II to the Refinancing Agreement, respectively, and each are incorporated by reference into this Item 8.01 as if fully set forth herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated June 26, 2024 between Essent Group Ltd. and J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the several underwriters named in Schedule I thereto

4.1	Senior Indenture dated as of July 1, 2024 between Essent Group Ltd. and U.S. Bank Trust Company, National Association, as trustee

4.2	First Supplemental Indenture dated as of July 1, 2024 between Essent Group Ltd. and U.S. Bank Trust Company, National Association, as trustee

4.3	Form of 6.250% Senior Notes due 2029 (included as Exhibit A to the First Supplemental Indenture in Exhibit 4.2)

5.1	Opinion of Conyers Dill & Pearman Limited dated July 1, 2024 (6.250% Senior Notes due 2029)

5.2	Opinion of Willkie Farr & Gallagher LLP dated July 1, 2024 (6.250% Senior Notes due 2029)

23.1	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.2)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2024

ESSENT GROUP LTD.

By:	/s/ David B. Weinstock
Name:	David B. Weinstock
Title:	Senior Vice President and Chief Financial Officer